UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK

In re: ENER1, INC., Debtor.	Chapter 11 Case No.: 12-10299-MG

FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER
(I) APPROVING (A) THE DEBTOR’S DISCLOSURE STATEMENT UNDER
SECTIONS 1125 AND 1126(b) OF THE BANKRUPTCY CODE, (B) SOLICITATION
OF VOTES AND VOTING PROCEDURES, AND (C) FORMS OF BALLOTS, AND
(II) CONFIRMING THE DEBTOR’S PREPACKAGED PLAN OF
REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Ener1, Inc. ( the “Debtor”) having moved this Court, inter alia, for entry of an order, under sections 105, 341(e), 1125, 1126, 1128, and 1129 of Title 11, United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), Rules 2002, 3003(c)(3), 3017, 3018, 3020, and 9006 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), Rules 3017 and 3018 of the Local Bankruptcy Rules for the Southern District of New York (the “Bankruptcy Local Rules”), and the Amended Procedural Guidelines for Prepackaged Chapter 11 Cases in the United States Bankruptcy Court for the Southern District of New York, as amended, effective December 1, 2009 (as adopted by General Order M-387) (hereinafter, the “Guidelines”): (a) scheduling a combined hearing (the “Hearing”) to consider (i) approval of the adequacy of the Disclosure Statement in Connection with the Prepetition Solicitation of Votes in Respect of the Prepackaged Plan Of Reorganization Under Chapter 11 of the Bankruptcy Code (Docket No. 4) (the “Disclosure Statement”) relating to the Debtor’s Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code (Docket No. 3) (the “Plan”), (ii) confirmation of the Plan, and (iii) adequacy of the solicitation procedures (the “Solicitation Procedures”) utilized in connection with the prepetition solicitation of votes to accept or reject the Plan; and, upon the Order (A) Scheduling Combined Hearing on Adequacy of Disclosure Statement and Prepetition Solicitation Procedures and Confirmation of Plan, (B) Establishing Procedures for Objecting to Disclosure Statement, Solicitation Procedures, and Plan, and (C) Approving Form, Manner, and Sufficiency of Notice Thereof, dated January 27, 2012, (Docket No. 16) (the “Scheduling Order”); and the Court having considered the Debtor’s Memorandum of Law in Support of Entry of an Order (I) Approving (A) the Debtor’s Disclosure Statement under Sections 1125 and 1126(c) of the Bankruptcy Code, (B) Solicitation of Votes and Voting Procedures, and (C) Forms of Ballots, and (II) Confirming the Debtor’s Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code (Docket No. 16), the Declaration of Saul E. Burian in Support of the Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code (Docket No. 61), the Declaration of Alex Sorokin in Support of the Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code (Docket No. 60), the Certification of Michael J. Venditto of Reed Smith LLP with Respect to the Tabulation of Votes and the Results of the Prepetition Solicitation of the Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code (Docket No. 59), the Amended Certification of Michael J. Venditto of Reed Smith LLP with Respect to the Tabulation of Votes and the Results of the Prepetition Solicitation of the Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code (Docket No. 70), the Affidavit of Service of Paul V. Kinealy (Docket No. 26), and the Affidavit of Publication of Paul V. Kinealy (Docket No. 42); and, upon the record of the proceedings at the Hearing on February 27, 2012; and the Court having admitted into the record and considered evidence at the Confirmation Hearing; and the Court having reviewed the evidence and documents presented to it, including the pleadings and other documents filed and orders entered thereon; and after due deliberation thereon and good and sufficient cause appearing therefor, the Court having rendered its decision into the record of the Hearing; Now, the Court makes the following findings of fact and conclusions of law,1:

[1]	Capitalized terms no defined herein shall have the same meanings ascribed to them in the Plan.

FINDINGS OF FACT AND CONCLUSIONS OF LAW2

A.   Jurisdiction; Venue; Core Proceeding. This Court has jurisdiction over the Chapter 11 Case pursuant to 28 U.S.C. §§ 157 and 1334. Venue of this case and these proceedings are proper in this district pursuant to 28 U.S.C. §1408. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(L), and this Court has jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

B.   Filing of Plan. On January 26, 2012, the Debtor filed the Plan and the Disclosure Statement.3

C.   Transmittal of Solicitation Package. Prior to the Petition Date, the Debtor caused solicitation packages, consisting of the Plan, the Disclosure Statement, and a class-specific ballot (the “Solicitation Packages”), to be served on all creditors entitled to vote on the Plan, as required by sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement, the Local Bankruptcy Rules, all other applicable provisions of the Bankruptcy Code, the Guidelines and all other applicable rules, laws, and regulations applicable to such solicitation. Such transmittal and service was adequate and sufficient under the circumstances and no other or further notice was or shall be required.

[2]	Each finding of fact set forth or incorporated herein, to the extent it is or may be deemed a conclusion of law, shall also constitute a conclusion of law. Each conclusion of law set forth or incorporated herein, to the extent it is or may be deemed a finding of fact, shall also constitute a finding of fact.
[3]	To the extent that drafts of documents have been annexed to the Plan that was filed with the Court, the draft documents will be finalized pursuant to the Plan for execution and delivery.

D.   Mailing and Publication of Combined Notice. On or before January 31, 2012, the Debtor caused the Combined Notice to be mailed to all of the Debtor’s known creditors and interest holders. See Affidavit of Service of Paul V. Kinealy (Docket No. 26). Additionally, the Debtor published the Combined Notice in USA Today on February 2, 2012. See Affidavit of Publication of Paul V. Kinealy (Docket No. 42).

E.   The Debtor has given proper, adequate, and sufficient notice of the hearing to approve the Disclosure Statement, as required by Bankruptcy Rule 3017(a). The Debtor has given proper, adequate, and sufficient notice of the hearing to confirm the Plan, as required by Bankruptcy Rule 3017(d). Proper, adequate, and sufficient notice of the Disclosure Statement, the Plan, and the deadlines for filing objections to the Plan and the Disclosure Statement, has been given to all known holders of Claims and Interests substantially in accordance with the procedures set forth in the Scheduling Order. Notice was adequate and no other or further notice was or shall be required.

F.   Objections. All Objections and all reservations of rights that have not been withdrawn, waived or settled, pertaining to confirmation of the Plan are overruled on the merits.

G.   Adequacy of Disclosure Statement. Because no offer or distribution of securities which is subject to federal or state securities or “blue sky” laws is being made under the Plan and no other applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with the pre-petition solicitation applies, the adequacy of the Disclosure Statement is governed by section 1125(a) of the Bankruptcy Code. The Disclosure Statement contains adequate information as that term is defined in section 1125(a) of the Bankruptcy Code and complies with any additional requirements of the Bankruptcy Code and the Bankruptcy Rules and is approved in all respects.

H.   Solicitation. Section 1126(b) of the Bankruptcy Code applies to the solicitation of acceptances and rejections of the Plan prior to the commencement of the Chapter 11 Case. The solicitation of acceptances and rejections of the Plan was exempt from the registration requirements of the Securities Act of 1933, 15 U.S.C. § 77a et seq. (the “Securities Act”) and applicable state and local securities laws, and no other non-bankruptcy law applies to the solicitation. The Disclosure Statement contains adequate information within the meaning of, and for all purposes under, sections 1125 and 1126(b) of the Bankruptcy Code. Votes for acceptance or rejection of the Plan were solicited in good faith and in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, and all other applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, the Guidelines, and all other applicable rules, laws, and regulations.

I.   In particular, the solicitation of votes to accept or reject the Plan satisfies Bankruptcy Rule 3018. The Plan and the Disclosure Statement were transmitted to all creditors entitled to vote on the Plan and sufficient time was prescribed for such creditors to accept or reject the Plan. The solicitation packages and procedures comply with section 1126 of the Bankruptcy Code, and satisfy the requirements of Bankruptcy Rule 3018.

J.   In particular, the solicitation of Classes 3, 4, and 5 commenced on January 26, 2012, in accordance with applicable nonbankruptcy law, and continued until every creditor in Classes 3, 4, and 5 had returned a ballot. Accordingly, the solicitation of Classes 3, 4, and 5 complied with the provisions of section 1126(b) of the Bankruptcy Code.

K.   The Debtor’s procedures for transmitting the Solicitation Packages, including the voting instructions, were adequate and satisfied the requirements of Bankruptcy Rule 3017(d) and (e), all other applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, the Guidelines and any other applicable rules, laws, and regulations.

L.   The form of the ballots was adequate and appropriate and complied with Bankruptcy Rule 3018(c). The form of the ballots were sufficiently consistent with Official Form No. 14 and the form of ballot annexed to the Guidelines, adequately addressed the particular needs of this Chapter 11 Case, and were appropriate for the Classes entitled to vote to accept or reject the Plan.

M.   The establishment of the Voting Deadline for Classes 3, 4, and 5 as February 9, 2012 was reasonable under Bankruptcy Rule 3018(b) and did not prescribe an unreasonably short time for creditors to accept or reject the Plan.

N.   Good Faith Solicitation (11 U.S.C. § 1125(e)). The Debtor solicited votes in good faith and in compliance with the applicable provisions of the Bankruptcy Code and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code as well as the exculpation and limitation of liability provisions set forth in Section 11.3 of the Plan. The Debtor, and their attorneys, have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities under the Plan. Accordingly, such entities and individuals shall not be liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of the securities under the Plan.

O.   Tabulation Results. On February 22, 2012, the Debtor filed the Certification of Michael J. Venditto of Reed Smith LLP with Respect to the Tabulation of Votes and the Results of the Prepetition Solicitation of the Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code, certifying the method and results of the ballot tabulation for each of the Classes entitled to vote under the Plan (the “Voting Classes”). All Voting Classes have unanimously voted to accept the Plan and as a result pursuant to the requirements of section 1126 of the Bankruptcy Code the Court finds that Classes 3, 4 and 5 have accepted the Plan.

P.   All procedures used to tabulate the ballots were fair and reasonable and conducted in accordance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, the Guidelines, the Scheduling Order and all other applicable rules, laws, and regulations.

Q.   Bankruptcy Rule 3016. The Plan is dated and identifies the entities submitting it, thereby satisfying the requirements of Bankruptcy Rule 3016(a). The filing of the Disclosure Statement with the clerk of the Bankruptcy Court simultaneously with the Plan satisfied the requirements of Bankruptcy Rule 3016(b).

R.   Burden of Proof. The Debtor, as proponent of the Plan, has proven each of the required elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for confirmation of the Plan.

S.   Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Plan satisfies section 1129(a)(1) of the Bankruptcy Code because it complies with the applicable provisions of the Bankruptcy Code, including, but not limited to: (a) the proper classification of Claims and Interests (11 U.S.C. §§ 1122, 1123(a)(1)); (b) the specification of Unimpaired Classes (11 U.S.C. § 1123(a)(2)); (c) the specification of treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)); (d) provision for the same treatment of each Claim or Interest within a Class (11 U.S.C. § 1123(a)(4)); (e) provision for adequate and proper means for implementation (11 U.S.C. § 1123(a)(5)); (f) the prohibition against the issuance of non-voting equity securities (11 U.S.C. § 1123(a)(6)); (g) adequate disclosure of the procedures for determining the identities and affiliations of the directors, members and officers with respect to the Reorganized Debtor (11 U.S.C. § 1123(a)(7)); and (h) the inclusion of additional plan provisions permitted to effectuate the restructuring of this Chapter 11 Case (11 U.S.C. § 1123(b)).

(a) Proper Classification (11 U.S.C. §§ 1122 and 1123(a)(1)). In particular, Article 3 of the Plan adequately and properly identifies and classifies all Claims and Interests. The Plan designates six Classes of Claims and one Class of Interests. The Claims or Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in each such Class, and such classification therefore satisfies section 1122 of the Bankruptcy Code. Valid business and legal reasons exist for the various Classes of Claims and Interests created under the Plan and such Classes do not unfairly discriminate between holders of Claims or Interests. The Plan satisfies section 1123(a)(1) of the Bankruptcy Code.

(b) Specified Treatment of Unimpaired Class (11 U.S.C. § 1123(a)(2)). The Plan specifies in Article 4 that Classes 1, 2, and 6 are Unimpaired. The Plan satisfies section 1123(a)(2) of the Bankruptcy Code.

(c) Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). The Plan specifies in Article 4 that Classes 3, 4, 5, and 7 are Impaired under the Plan and sets forth the treatment of the Impaired Classes in Articles 4 and 5 of the Plan. The Plan satisfies section 1123(a)(3) of the Bankruptcy Code.

(d) No Discrimination (11 U.S.C. § 1123(a)(4)). Article 5 of the Plan provides for the same treatment for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest. The Plan satisfies section 1123(a)(4) of the Bankruptcy Code.

(e) Implementation of the Plan (11 U.S.C. § 1123(a)(5)). Article 7 of the Plan provides adequate and proper means for implementation of the Plan. The Plan satisfied section 1123(a)(5) of the Bankruptcy Code.

(f) Nonvoting Equity Securities (11 U.S.C. § 1123(a)(6)). The New Organization Documents provide that the Reorganized Debtor shall not issue any non-voting equity securities to the extent required by Bankruptcy Code section 1123(a)(6). The Plan satisfies section 1123(a)(6) of the Bankruptcy Code.

(g) Selection of Officers and Directors (11 U.S.C. § 1123(a)(7)). Section 7.7 of the Plan provides that on and after the Effective Date, all directors shall be deemed to have resigned and the New Directors shall serve as the directors of the Reorganized Debtor in accordance with the New Organization Documents of the Reorganized Debtor. On and after the Effective Date, the management, control and operations of the Reorganized Debtor shall become the responsibility of the New Board of Directors. The New Directors shall continue to serve as the New Board of Directors in accordance with the terms of the New Organization Documents. This is consistent with the interests of creditors and with public policy. The Plan satisfies section 1123(a)(7) of the Bankruptcy Code.

T.   Debtor’s Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtor has complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Scheduling Order, and other orders of this Court. In particular, the Debtor is properly a debtor under section 109 of the Bankruptcy Code. The Debtor is a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code. The Debtor, as proponent of the Plan, complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, the Guidelines, and the Scheduling Order in transmitting the Plan, the Disclosure Statement, the Ballots and notices and in soliciting and tabulating votes on the Plan. The Plan satisfies section 1129(a)(2) of the Bankruptcy Code.

U.   Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtor has proposed the Plan in good faith, for proper purposes and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Case and the formulation of the Plan. The Chapter 11 Case was filed and the Plan was proposed with the legitimate and honest purpose of reorganizing and maximizing the value of the Debtor and the recovery to claimholders. The Plan satisfies section 1129(a)(3) of the Bankruptcy Code.

V.   Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). All fees and expenses of professionals retained in the Chapter 11 Case remain subject to final review for reasonableness by the Court. Section 2.2 of the Plan provides for the payment only of Allowed Administrative Claims. Pursuant to Section 2.4, professionals seeking compensation for services rendered or reimbursement of expenses in connection with a Professional Claim are required to file their final fee applications with the Court no later than ninety (90) days after the Effective Date. These applications remain subject to Court approval under the standards established by the Bankruptcy Code, including the requirements of sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code, as applicable. Finally, Article 13 of the Plan provides that the Court will retain jurisdiction after the Effective Date to hear and determine all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, including requests by Professionals. The Plan satisfies section 1129(a)(4) of the Bankruptcy Code.

W.   Board of Managers, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). The Debtor has filed a Plan Supplement (Docket No. 54) identifying the New Directors who will serve as directors of the Reorganized Debtor on and after the Effective Date. On and after the Effective Date, the management, control and operations of the Reorganized Debtor shall become the responsibility of the New Board of Directors. The Debtor has sufficiently disclosed the initial members of the board of directors of the Reorganized Debtor, including the identity of any insider that will be employed or retained by Reorganized Debtor, so far as such parties have been identified to date. The Debtor has also disclosed the process and procedure for selecting additional members of the board of directors of the Reorganized Debtor to the extent the director selection process will continue following the Confirmation Hearing. The appointment to, or continuance in, such office of each individual, and the methods established therefor are consistent with the interests of holders of Claims and Interests, and with public policy. The Plan satisfies section 1129(a)(5) of the Bankruptcy Code.

X.   No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction. The Plan satisfies section 1129(a)(6) of the Bankruptcy Code.

Y.   Best Interests Test (11 U.S.C. § 1129(a)(7)). The evidence proffered or adduced at the Combined Hearing (1) is persuasive and credible, (2) is based upon reasonable and sound assumptions, (3) provides a reasonable estimate of the liquidation value of the Debtor in the event the Debtor is liquidated under Chapter 7 of the Bankruptcy Code, and (4) establishes that each holder of a Claim or Interest in an Impaired Class that has not accepted the Plan will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive if the Debtor was liquidated under Chapter 7 of the Bankruptcy Code on such date. The Plan satisfies section 1129(a)(7) of the Bankruptcy Code.

Z.   Acceptance By Certain Classes (11 U.S.C. § 1129(a)(8)). Classes 1, 2, and 6 are Unimpaired by the Plan and therefore, under section 1126(f) of the Bankruptcy Code, such Classes are conclusively presumed to have accepted the Plan. Classes 3, 4, and 5 are Impaired and were, therefore, entitled to vote on the Plan and each of such Classes has voted to accept the Plan. Section 1129(a)(8) of the Bankruptcy Code has been satisfied with respect to Classes 1 through 6. Class 7 is conclusively deemed to reject the Plan by operation of Bankruptcy Code section 1126(g) and, therefore, section 1129(a)(8) of the Bankruptcy Code has not been satisfied with respect to this Class.

AA.   Treatment of Administrative and Priority Tax Claims and Other Priority Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Claims and Other Priority Claims under the Plan satisfies the requirements of section 1129(a)(9)(A) and (B) of the Bankruptcy Code, and the treatment of Priority Tax Claims under the Plan satisfies section 1129(a)(9)(C) of the Bankruptcy Code.

BB.   Acceptance By Impaired Class (11 U.S.C. § 1129(a)(10)). At least one Impaired Class of Claims in the Chapter 11 Case voted to accept the Plan determined without including any acceptance of the Plan by any “insiders.” The Plan satisfied section 1129(a)(10) of the Bankruptcy Code.

CC.   Feasibility (11 U.S.C. § 1129(a)(11)). The Plan does not provide for the liquidation of all or substantially all of the property of the Debtor. The financial projections attached as Exhibit 3 to the Disclosure Statement, the Burian Declaration, the Sorokin Declaration and the evidence proffered or adduced at the Combined Hearing (i) are persuasive and credible, (ii) have not been controverted by other credible evidence or sufficiently challenged in any of the objections to the Plan, and (iii) establish that the Plan is feasible and that confirmation of the Plan is not likely to be followed by the liquidation of the Reorganized Debtor or the need for further financial reorganization of the Reorganized Debtor. The Plan satisfies section 1129(a)(11) of the Bankruptcy Code.

DD.   Payment of Fees (11 U.S.C. § 1129(a)(12)). The Debtor has paid or, pursuant to the Plan, will pay by the Effective Date, fees payable under 28 U.S.C. § 1930. The Plan satisfies section 1129(a)(12) of the Bankruptcy Code.

EE.   Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). The Debtor has not obligated itself to provide retiree benefits (as defined in section 1114 of the Bankruptcy Code). The Plan satisfies section 1129(a)(13) of the Bankruptcy Code.

FF.   Section 1129(b); Confirmation of The Plan Over Nonacceptance of Impaired Classes. Holders of Interests in Class 7 are deemed to have rejected the Plan. All of the requirements of section 1129(a) of the Bankruptcy Code, other than section 1129(a)(8) with respect to such Class, have been met. Notwithstanding the fact that Class 7 is deemed to reject the Plan and thus does not satisfy section 1129(a)(8), the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code because: (a) all of the voting classes – Classes 3, 4, and 5 – voted to accept the Plan; and (b) the Plan does not discriminate unfairly and is fair and equitable with respect to Class 7. The Plan may be confirmed notwithstanding the Debtor’s inability to satisfy section 1129(a)(8) of the Bankruptcy Code. After entry of the Confirmation Order and upon consummation of the Plan, the Plan shall be binding upon the holders of Interests in Class 7.

GG.   The Plan treats members within each Class similarly. The Plan does not discriminate unfairly in respect to Class 7 or any other Class of Claims or Interests.

HH.   The Plan is fair and equitable with respect to Class 7, because, in accordance with Bankruptcy Code section 1129(b)(2), no holders of Claims or Interests junior to holders of Interests in Class 7 will receive or retain any property under the Plan on account of such Claims or Interests. The Court finds that there are no holders of Claims against or Interests in the Debtor junior to the Interests in Class 7. Moreover, no holders of Claims against or Interests in the Debtor senior to the Interests in Class 7 are receiving more than full payment on account of such Claims against or Interests in the Debtor.

II.   The Plan does not discriminate unfairly and is fair and equitable, as required by section 1129(b) of the Bankruptcy Code. The Plan may be confirmed under section 1129(b) of the Bankruptcy Code notwithstanding the deemed rejection of the Plan by Class 7.

JJ.   Principal Purpose of Plan (11 U.S.C. § 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. The Plan satisfies section 1129(d) of the Bankruptcy Code.

KK.   Satisfaction of Confirmation Requirements. Based upon the foregoing, the Plan satisfies the requirements for confirmation under section 1129 of the Bankruptcy Code.

LL.   Executory Contracts. The Debtor has exercised reasonable business judgment in determining whether to assume or reject its executory contracts and unexpired leases pursuant to Section 6.1 of the Plan. Each assumption of an executory contract or unexpired lease pursuant to Section 6.1 of the Plan shall be legal, valid and binding upon the Debtor or Reorganized Debtor and its successors and assignees and all non-Debtor parties (and their assignees or successors) to such executory contract or unexpired lease, all to the same extent as if such assumption had been effectuated pursuant to an order of the Court entered before the date of the entry of this Confirmation Order (the “Confirmation Date”) under section 365 of the Bankruptcy Code.

MM.   Adequate Assurance. The Debtor has cured, or provided adequate assurance that the Reorganized Debtor or its successors or assignees will cure, defaults (if any) under or relating to each of the executory contracts and unexpired leases that are being assumed by the Debtor pursuant to the Plan.

NN.   Releases and Discharges. The releases and discharges of the Claims, Interests, and Causes of Action described in Article 12 of the Plan are (i) in the best interest of the Debtor, its Estate, and all holders of Claims, (ii) fair, equitable and reasonable, (iii) made in good faith, and (iv) approved by the Bankruptcy Court pursuant to Bankruptcy Rule 9019. Each of the discharge, release, and injunction provisions set forth in the Plan (i) is within the jurisdiction of the Court under 28 U.S.C. §§ 1334(a), (b), and (d), (ii) is an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code, (iii) is an integral element of the transactions incorporated into the Plan, (iv) confers a material benefit on, and is in the best interests of, the Debtor, its Estate, and all holders of Claims, (v) is important to the overall objectives of the Plan to finally resolve all Claims amongst or against the parties in interest in the Chapter 11 Case with respect to the Debtor, its organization, capitalization, operation, and reorganization, and (vi) is consistent with section 105, 1123, 1129, and other applicable sections of the Bankruptcy Code.

OO.   Exit Funding. The Exit Funding is an essential element of the Plan and is in the best interests of the Debtor, its Estate, and its creditors. The Debtor is authorized, without further approval of this Court or any other party, to enter into the Equity Commitment Agreement in accordance with the Plan and to execute and deliver all agreements, documents, instruments, and certificates relating thereto.

PP.   Issuance of New Notes. Issuance of the New Notes is an essential element of the Plan and is in the best interests of the Debtor, its estate, and its creditors. The Debtor is authorized, without further approval of this Court or any other party, to issue the New Notes in accordance with the Plan on the Effective Date and to execute and deliver all agreements, documents, instruments, and certificates relating thereto. The Debtor is authorized, without further approval of this Court or any other party, to grant the liens and deliver the guarantees to be granted by the Debtor on the Effective Date pursuant to the related collateral documents to secure the New Notes.

QQ.   Issuance of New Common Stock and New Preferred Stock. Issuance of the New Common Stock and New Preferred Stock is an essential element of the Plan and is in the best interests of the Debtor, its estate, and its creditors. The Debtor is authorized, without further approval of this Court or any other party, to issue the New Common Stock and New Preferred Stock on the Effective Date in accordance with the Plan and to execute and deliver all agreements, documents, instruments, and certificates relating thereto.

RR.   Issuance of New Notes, New Common Stock, and New Preferred Stock. The issuance of the New Common Stock, the New Preferred Stock, and the New Notes, and any other securities pursuant to the Plan and any subsequent sales, resales, or transfers, or other distributions of any such securities shall be exempt from any federal or state securities laws registration requirements to the fullest extent permitted by section 1145 of the Bankruptcy Code or (in the case of the New Notes and New Preferred Stock issued under the Equity Commitment Agreement) Section 4(2) of the Securities Act.

SS.   Plan Conditions to Confirmation. Each of the conditions to Confirmation, as set forth in Section 10.1 of the Plan, has been satisfied or waived in accordance with the terms of the Plan.

TT.   Plan Conditions to Consummation. Each of the conditions to the Effective Date, as set forth in Section 10.2 of the Plan, is reasonably likely to be satisfied or waived in accordance with the terms of the Plan

UU.   Modification of the Plan. At the Hearing, the Debtor, as proponent of the Plan, modified the Plan in a manner that did not cause the Plan, as modified, to fail to meet the requirements of section 1122 and 1123 of the Bankruptcy Code.

VV.   Retention of Jurisdiction. The Court properly may retain jurisdiction over, among other matters, the matters set forth in Article 13 of the Plan.

DECREES

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

Approval of Disclosure Statement and Solicitation

1.   Approval of Disclosure Statement. Under Bankruptcy Rule 3017(b), the Disclosure Statement is approved as containing adequate information within the meaning of Bankruptcy Code section 1125(a).

2.   Solicitation. The solicitation procedures, including the procedures for transmittal of Solicitation Packages, the form of ballots, and the Voting Deadline, are approved under sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement, the Scheduling Order, the Guidelines, the Local Bankruptcy Rules, all other applicable provisions of the Bankruptcy Code, and all other rules, laws, and regulations applicable to such solicitation.

3.   Section 1125(e) of the Bankruptcy Code. As of the Confirmation Date, the Debtor, its advisors and attorneys shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtor, its advisors and attorneys have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities under the Plan. Accordingly, such entities and individuals shall not be liable for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of the securities under the Plan.

Confirmation of the Plan

4.   Confirmation. The Plan, in the form attached hereto as Exhibit A, as modified by the Agreement and Consent, dated February 27, 2012, which is annexed hereto as Exhibit B, including all provisions of the Plan as modified, and all schedules attached thereto, is approved and confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan, as modified, are incorporated by reference into and are an integral part of this Confirmation Order. All acceptances and rejections previously cast for or against the Plan are hereby deemed to constitute acceptances or rejections of the Plan, as modified, as provided for in Exhibit A and Exhibit B to this Order, which pursuant to section 1127(a) of the Bankruptcy Code is hereinafter deemed to be the Plan and all references to the Plan herein are references to the Plan, as so modified.

5.   Confirmation Order Binding on All Parties. Subject to the provisions of the Plan and Bankruptcy Rule 3020(e), in accordance with section 1141(a) of the Bankruptcy Code and notwithstanding any otherwise applicable law, upon the occurrence of the Effective Date, the terms of the Plan and this Confirmation Order shall be binding upon, and inure to the benefit of: (a) the Debtor; (b) the Reorganized Debtor; (c) any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are Impaired under the Plan or whether the holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Plan); (d) any other person giving, acquiring or receiving property under the Plan; (e) any and all non-Debtor parties to executory contracts or unexpired leases with the Debtor; and (f) the respective heirs, executors, administrators, trustees, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, guardians, successors or assigns, if any, of any of the foregoing. On the Effective Date, all settlements, compromises, releases, waivers, discharges, exculpations and injunctions set forth in the Plan shall be effective and binding on all Persons who may have had standing to assert any settled, released, discharged, exculpated or enjoined causes of action, and no other Person or entity shall possess such standing to assert such causes of action after the Effective Date.

6.   Notice. Notice of the Plan and the schedules thereto, the Disclosure Statement, the Solicitation Packages, the deadline for objecting to any of the foregoing, and the Combined Hearing was proper and adequate and in compliance with the Scheduling Order and the applicable Bankruptcy Rules.

7.   Objections. All objections and all reservations of rights that have not been withdrawn, waived or settled, pertaining to the confirmation of the Plan are overruled on the merits.

8.   Effectiveness of All Actions. All actions contemplated by the Plan are hereby authorized and approved in all respects (subject to the provisions of the Plan). The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of the Debtor or Reorganized Debtor or any officer or director thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order. Pursuant to this Order and other applicable law, the Debtor and the Reorganized Debtor are authorized and empowered, without action of their respective stockholders or members or boards of directors or managers (but subject to consent rights, if any, set forth in the Plan) to take any and all such actions as any of their executive officers may determine are necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order.

9.   Vesting of Assets. The Debtor shall continue to exist on and after the Effective Date as the Reorganized Debtor, a separate legal entity with all of the powers available to such legal entity under applicable law, without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) in accordance with such applicable law. Except as otherwise provided in the Plan, on the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtor’s estate shall vest in the Reorganized Debtor free and clear of all Claims, Liens, encumbrances, and charges, and other interests. On and after the Effective Date, the Reorganized Debtor may operate its businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules in all respects as if there were no pending case under any chapter or provision of the Bankruptcy Code.

10.   Cancellation of the Convertible Notes, the Senior Notes and Interests. On the Effective Date, except to the extent otherwise provided in the Plan, all notes, instruments, certificates, and other documents evidencing the Convertible Notes, the Senior Notes, the Line of Credit Agreement, and Interests, including any subordinated claim which arises pursuant to section 510(b) of the Bankruptcy Code, shall be canceled, terminated and extinguished and the obligations of the Debtor thereunder or in any way related thereto shall be discharged.

11.   Issuance of New Notes. Issuance of the New Notes in accordance with the Plan is approved. The Debtor and the Reorganized Debtor are authorized and empowered, without further approval of this Court or any other party, to take such actions and to perform such acts as may be necessary, desirable or appropriate to implement the issuance of the New Notes in accordance with the Plan and to execute and deliver all agreements, documents, instruments, and certificates relating thereto.

12.   All New Notes to be issued are hereby deemed issued as of the Effective Date regardless of the date on which they are actually distributed. The Reorganized Debtor is authorized to enter into collateral documents to secure the New Notes. The liens granted by the Debtor pursuant to the related collateral documents to secure the New Notes will be legal, valid, enforceable, binding and properly perfected.

13.   Issuance of New Common Stock and New Preferred Stock. Issuance of the New Common Stock and New Preferred Stock in accordance with the Plan is approved. The Debtor and the Reorganized Debtor are authorized and empowered, without further approval of this Court or any other party, to take such actions and to perform such acts as may be necessary, desirable or appropriate to implement the issuance of the New Common Stock and New Preferred Stock in accordance with the Plan and to execute and deliver all agreements, documents, securities, instruments, and certificates relating thereto. Upon the issuance of the New Common Stock and the New Preferred Stock, each holder of a Claim who accepts delivery of such shares of New Common Stock and New Preferred Stock provided for in the Plan, will be deemed to have consented and agreed to the terms of, and will thereby be deemed to have become a party to, the Stockholders Agreement and the Registration Rights Agreement regardless of whether such party actually executes the Stockholders Agreement or the Registration Rights Agreement.

14.   The New Common Stock and New Preferred Stock to be issued are hereby deemed issued as of the Effective Date regardless of the date on which they are actually distributed. All New Common Stock issued by the Reorganized Debtor pursuant to the provisions of the Plan are hereby deemed to be duly authorized and issued, fully paid and nonassessable.

15.   Exemption from Securities Laws. The issuance of the New Common Stock, the New Preferred Stock, and the New Notes, and any other securities pursuant to the Plan and any subsequent sales, resales, or transfers, or other distributions of any such securities shall be exempt from any federal or state securities laws registration requirements to the fullest extent permitted by section 1145 of the Bankruptcy Code or (in the case of the New Notes and New Preferred Stock issued under the Equity Commitment Agreement) Section 4(2) of the Securities Act.

16.   Exit Funding. On the Effective Date, the Reorganized Debtor is authorized to enter into the Equity Commitment Agreement in accordance with the Plan and to execute and deliver all agreements, documents, instruments, and certificates relating thereto. On the Effective Date, Bzinfin shall provide the “Initial Equity Contribution” pursuant to the Equity Commitment Agreement and in consideration of this funding, the Debtor shall issue New Preferred Stock to Bzinfin.

Executory Contracts and Unexpired Leases

17.   Executory Contracts and Unexpired Leases. On the Effective Date, the Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by the Debtor, (ii) previously expired or terminated under its own terms prior to the Effective Date, (iii) is the subject of a motion to reject filed by the Debtor on or before the Confirmation Date, or (iv) is identified as being rejected in Schedule 2 to the Plan, as it was amended or supplemented prior to the Confirmation Hearing, in accordance with sections 365 and 1123 of the Bankruptcy Code. Each executory contract or unexpired lease identified in Schedule 2 to the Plan, as it was amended or supplemented prior to the Confirmation Hearing is deemed rejected in accordance with sections 365 and 1123 of the Bankruptcy Code.

18.   All executory contracts or unexpired leases assumed by the Debtor pursuant to the foregoing (the “Assumed Agreements”) shall remain in full force and effect for the benefit of the Reorganized Debtor and be enforceable by the Reorganized Debtor, as applicable, in accordance with their terms notwithstanding any provision in such Assumed Agreements that prohibits, restricts or conditions such assumption, assignment or transfer. The assumption of the Assumed Agreements shall be free and clear of all liens, encumbrances, pledges, mortgages, deeds of trust, security interests, claims, charges, options, rights of first refusal, easements, servitudes, proxies, voting trusts or agreements, and/or transfer restrictions under any shareholder or similar agreement or encumbrance. Any provision in the Assumed Agreements that purports to declare a breach or default based in whole or in part on the Chapter 11 Case is hereby deemed unenforceable, and the Assumed Agreements shall remain in full force and effect.

19.   Rejection Claim of SPUSV5 1540 Broadway, LLC. The claims of SPUSV5 1540 Broadway, LLC (“Landlord”), as the lessor under the lease of non-residential real property for premises known as Suite 4030 at 1540 Broadway, New York, NY, as amended by the First Amendment to Lease dated as of January 10, 2011 (collectively, the “Lease”), arising from the rejection of the Lease pursuant to the Plan and this Order, are fixed and allowed in the amount of $460,000 to be paid as follows: (a) $360,000 to be paid within five (5) business days of the Effective Date by (i) the Landlord’s retention of the security deposit in the amount of $172,000 and (ii) the payment of $188,000 in cash, and (b) ten (10) equal monthly payments of $10,000, each due on the first business day of each month beginning with the first calendar month following the Effective Date. Effective as of the date of the signing of this Order by the Court, the Debtor surrenders the possession of the Premises to the Landlord. The Debtor abandons and quitclaims any and all personal property remaining in the Premises and the Landlord is free to dispose of such personal property without any cost to the Debtor. Upon payment as provided for herein, the Landlord shall have no further claims against the Debtor as a result of the Lease.

20.   Assumption of Insurance Policies. Nothing in the Plan shall, or shall be construed to, (i) limit, modify or restrict the rights and/or obligations of any insurance company (each, an “Insurer”) that has issued a policy of insurance to the Debtor (each, an “Insurance Policy”) to investigate, defend, litigate, resolve and/or pay claims and/or judgments against the Debtor or any of its covered persons that may be covered under an Insurance Policy, (ii) prevent, excuse or relieve the Debtor from performing its obligations and the obligations of non-debtor subsidiaries under any Insurance Policy, including without limitation the obligation to cooperate in the investigation and defense of claims and to pay premiums; and (iii) prevent any Insurer from denying coverage for any claim in accordance with the provisions of any Insurance Policy and applicable non-bankruptcy law.

21.   Pursuant to this Order, the Debtor is authorized to assume each of its outstanding Insurance Policies. Specifically, and without limitation, the Debtors are deemed to assume their insurance policy with ACE Insurance Company (the “ACE Policy”). Nothing in the Order or the Plan is intended to prevent, excuse or relieve the Debtor from performing its obligations and the obligations of non-debtor subsidiaries under the ACE Policy including without limitation the obligation to cooperate in the investigation and defense of claims and to pay premium. Nothing in the proposed Plan is intended to prevent ACE Insurance Company from denying coverage for any claim in accordance with the provisions of the ACE Policy and applicable non-bankruptcy law.

22.   The Debtor shall not be deemed to have assumed any executory contract or unexpired lease with the United States or any of its instrumentalities unless and until the requirements of the Anti-Assignment Act, 41 U.S.C. § 15, have been satisfied.

Bar Dates and Deadlines

23.   Deadlines. The bar dates and deadlines set forth in Sections 2.4 and 6.4 of the Plan are hereby approved, including but not limited to the following:

(a) Professional Claims. All Professionals seeking compensation for services rendered or reimbursement of expense in connection with a Professional Claim, other than professionals retained in the ordinary course of business, shall file, on or before the date that is ninety (90) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred.

(b) Rejection Damage Claim Bar Date. Any Claim arising from the rejection, whether under section 365 of the Bankruptcy Code or under the Plan, of an executory contract or unexpired lease of the Debtor that has not been assumed, must be Filed within the thirtieth (30th) day following the late of (i) the Effective Date or (ii) the date on which the Debtor serves a written notice of entry of an order granting a motion to reject that has been entered by the Bankruptcy Court prior to the Confirmation Date in accordance with Section 6.1 of the Plan.

Exemption from Certain Transfer Taxes

24.   Pursuant to section 1146(a) of the Bankruptcy Code, (i) the issuance, transfer, or exchange of notes or equity securities, (ii) the creation of any mortgage, deed of trust, lien, pledge, or other security interest, (iii) the making or assignment of or surrender of any lease or sublease, or (iv) the making of or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, and any merger agreements, agreements of restructuring, disposition, liquidation or dissolution, any deeds, bills of sale, transfers of tangible property, or assignments executed in connection with any disposition of assets contemplated by the Plan, shall not be taxed under any law imposing a stamp tax or similar tax.

Discharge of the Debtor, Releases and Injunctions

25.   Discharge of Debtor. Except to the extent otherwise provided in the Plan, the treatment of all Claims against or Interests in the Debtor under the Plan shall be in exchange for and in complete satisfaction, discharge and release of, all Claims against and Interests in the Debtor of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred thereon from and after the Petition Date, or against its Estate or properties or interests in property arising prior to the Effective Date. Except as otherwise provided in the Plan, upon the Effective Date, all Claims against and Interests in the Debtor shall be satisfied, discharged and released in full in exchange for the consideration provided under the Plan. Except as otherwise provided in the Plan, all entities shall be precluded from asserting against the Debtor, the Reorganized Debtor, or their respective properties or interests in property, any other Claims or Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

26.   Releases By the Debtor. The releases granted by the Debtor to the Plan Support Parties pursuant to the Plan Support Agreement and Section 12.3 of the Plan are incorporated in this Confirmation Order as if set forth in full herein and are hereby approved and authorized in their entirety and shall be, and hereby are, effective and binding, subject to the respective terms thereof; provided, however, that nothing herein shall be interpreted to limit the liability of the professionals of the Debtor or the Plan Support Parties to their respective clients pursuant to Rule 1.8(h), 22 N.Y.C.R.R. §1200.8 (2009). For the avoidance of doubt, the Release by the Debtor extends only to the Debtor’s claims, interests, obligations, rights, suits, demands, causes of action and remedies that the Debtor could assert or could have asserted on its own behalf.

27.   Mutual Releases Among the Plan Support Parties. The mutual releases agreed upon and exchanged by and among the Plan Support Parties pursuant to the Plan Support Agreement and Section 12.4 of the Plan are approved as reasonable and shall be, and hereby are, effective and binding, in accordance with the terms thereof; provided, however, that nothing herein shall be interpreted as the exercise of jurisdiction to enjoin any third-party non-debtor claims that do not directly affect either the Debtor or the res of its Estate.

28.   Injunctions. Except as otherwise specifically provided in the Plan or the Confirmation Order, all Entities who have held, hold or may hold Claims, rights, Causes of Action, liabilities or any Interests based upon any act or omission, transaction or other activity of any kind or nature related to the Debtor that occurred prior to the Effective Date, other than as expressly provided in the Plan or the Confirmation Order, regardless of the filing, lack of filing, allowance or disallowance of such a Claim or Interest and regardless of whether such Entity has voted to accept the Plan and any successors, assigns or representatives of such Entities shall be precluded and permanently enjoined on and after the Effective Date from (i) the commencement or continuation in any manner of any claim, action or other proceeding of any kind with respect to any Claim, Interest or any other right or claim against the Debtor, which they possessed or may possess prior to the Effective Date, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order with respect to any Claim, Interest or any other right or claim against the Debtor, which such Entities possessed or may possess prior to the Effective Date, (iii) the creation, perfection or enforcement of any encumbrance of any kind with respect to any Claim, Interest or any other right or claim against the Debtor, or any of its assets, which they possessed prior to the Effective Date, (iv) the assertion of any Claim that is released under the Plan, and (v) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Reorganized Debtor, or against the property or interests in property of the Reorganized Debtor with respect to any Claim.

29.   Exculpations. The exculpation granted pursuant to Section 11.3 of the Plan is approved pursuant to Section 1125(e) of the Bankruptcy Code and none of the Exculpated Parties shall have or incur, and are hereby released from, any obligation, Cause of Action or liability to one another or to any Creditor, holder of an Interest or any other party in interest, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the negotiation or execution of the Plan Support Agreement, the negotiation and pursuit of confirmation of the Plan, the consummation of the Plan or any contract, instrument, release or other agreement or document created in connection with the Plan, or the administration of the Estate or the property to be distributed under the Plan, except for their gross negligence or willful misconduct as determined by a Final Order of a court of competent jurisdiction, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities (if any) under the Plan.

Notice and Other Provisions

30.   Notices. The Reorganized Debtor shall mail a copy of this Order to all parties who filed a notice of appearance in this case.

31.   Notice of Confirmation Order. On or before the tenth (10th) day following the entry of this Order, the Debtor shall serve notice of entry of this Confirmation Order pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c), on (a) the United States Trustee for Region 2, (b) the United States Attorney for the Southern District of New York; (c) the Securities and Exchange Commission; (d) the Internal Revenue Service; and, (e) all creditors who are listed in the Debtors’ Schedules or who have filed a proof of claim, to be delivered to such parties by first class mail, postage prepaid.

32.   Mailing of the Notice of Confirmation in the time and manner set forth in the preceding paragraphs shall be good and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no other or further notice is necessary. The Notice of Confirmation shall have the effect of an order of the Bankruptcy Court, shall constitute sufficient notice of the entry of the Confirmation Order to any filing and recording officers, and shall be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.

33.   Notice of Effective Date. On or before the tenth (10th) day following the occurrence of the Effective Date, the Debtor shall serve notice of the occurrence of the Effective Date on (a) the United States Trustee for Region 2, (b) the United States Attorney for the Southern District of New York; (c) the Securities and Exchange Commission; (d) the Internal Revenue Service; (e) all creditors who are listed in the Debtors’ Schedules or who have filed a proof of claim; and (f) any person who filed a notice of appearance, to be delivered to such parties by first class mail, postage prepaid.

Consummation

34.   Authorization to Consummate. The Debtor is authorized to consummate the Plan at any time after the entry of the Confirmation Order subject to satisfaction or waiver of the conditions precedent to consummation set forth in Article 10 of the Plan.

35.   Failure to Consummate Plan. If consummation of the Plan does not occur, then: (i) the Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or unexpired leases effected under the Plan and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (iii) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of the Debtor or any other Entity; or (c) constitute an admission.

36.   Substantial Consummation. On the Effective Date, the Plan shall be deemed substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

Other Provisions

37.   Closing Report and Final Decree. The Reorganized Debtor shall file a closing report in accordance with Local Bankruptcy Rule 3022-1.

38.   Periodic Status Reports. The Reorganized Debtor shall file, within 45 days after the date of this Order, a status report detailing the actions taken and the progress made toward the consummation of the Plan. Reports shall be filed thereafter every January 15th, April 15th, July 15th, and October 15th until a Final Decree has been entered.

39.   Case Closing. The Reorganized Debtor shall file an application for a Final Decree closing this case not later than six calendar months from the date of this Order. Nothing shall prejudice the Reorganized Debtor from seeking an extension of this deadline for cause. If the Reorganized Debtor fails to seek a Final Decree within six calendar months from the date of this Order and it has not obtained an extension by Order of the Court, the Clerk shall so advise the Judge and an order to show cause may be issued.

40.   Payment of U.S. Trustee Fees. The Debtor shall pay all fees due pursuant to 28 U.S.C. §1930 and 31 U.S.C. §3717 on or prior to the Effective Date and thereafter until the entry of (i) a Final Decree closing this case or (ii) an order dismissing or converting the case to a case under Chapter 7 of the Bankruptcy Code.

41.   Operating Reports. The Reorganized Debtor shall file post-confirmation operating reports in compliance with the United States Trustee’s Operating Guidelines and Reporting Requirements for Debtors in Possession and Trustees until the entry of (i) a Final Decree closing this case or (ii) an order dismissing or converting the case to a case under Chapter 7 of the Bankruptcy Code.

42.   As to the United States of America, its agencies, including the Securities & Exchange Commission (“SEC”) and the Office of the United States Trustee, departments, or agents (collectively, the “United States”), nothing in the Plan or this Order shall limit or expand the scope of discharge, release or injunction to which the Debtor or Reorganized Debtor is entitled under the Bankruptcy Code, if any. The discharge, release and injunction provisions contained in the Plan and this Order are not intended, and shall not be construed, to bar the United States from, subsequent to the entry of this Order, pursuing any police or regulatory action. Accordingly, notwithstanding anything contained in the Plan or this Order to the contrary, nothing in the Plan or this Order shall discharge, release, impair or otherwise preclude: (1) any liability to the United States that is not a “claim” within the meaning of section 101(5) of the Bankruptcy Code; (2) any Claim of the United States arising on or after the Confirmation Date; (3) any valid right of setoff or recoupment of the United States against the Debtor; or (4) any liability of the Debtor or Reorganized Debtor under environmental law to any Governmental Unit (as defined by section 101(27) of the Bankruptcy Code) as the owner or operator of property that such entity owns or operates after the Confirmation Date. Nor shall anything in this Order or the Plan: (i) enjoin or otherwise bar the United States or any Governmental Unit from asserting or enforcing, outside the Bankruptcy Court, any liability described in the preceding sentence; or (ii) divest any court, commission, or tribunal of jurisdiction to determine whether any liabilities asserted by the United States or any Governmental Unit are discharged or otherwise barred by this Order, the Plan, or the Bankruptcy Code. Moreover, nothing in this Order or the Plan shall release or exculpate any non-debtor, including any released parties, from any liability to the United States, including but not limited to any liabilities arising under the Internal Revenue Code, the federal securities laws, the environmental laws, or the criminal laws against the Released Parties, nor shall anything in this Order or the Plan enjoin the United States from bringing any claim, suit, action or other proceeding against the released parties for any liability whatsoever; provided, however, that the foregoing sentence shall not limit the scope of discharge granted to the Debtor under sections 524 and 1141 of the Bankruptcy Code. Nothing contained in the Plan or this Order shall be deemed to determine the tax liability of any person or entity, including but not limited to the Debtor and the Reorganized Debtor, nor shall the Plan or this Order be deemed to have determined the federal tax treatment of any item, distribution, or entity, including the federal tax consequences of this Plan, nor shall anything in this Plan or Order be deemed to have conferred jurisdiction upon the Bankruptcy Court to make determinations as to federal tax liability and federal tax treatment except as provided under section 505(b) of the Bankruptcy Code.

43.   As soon as practicable after the Effective Date, the Reorganized Debtor, through its duly authorized representative, shall file with the SEC either (i) SEC Form 15 – Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or (ii) a consent to the revocation of registration of securities pursuant to Section 12(j) of the Securities Act of 1934.

44.   Nothing in the Plan or this Order shall be construed to discharge, release or enjoin the claims asserted against certain current and former officers and directors of the Debtor (the “Individual Defendants”) in the putative securities class action entitled “In re Ener1, Inc. Securities Litigation, Case No. 11-cv-5794-PAC (the “Securities Litigation”), pending in the United States District Court for the Southern District of New York, filed on behalf of all persons (the “Putative Class”) who purchased or otherwise acquired securities of the Debtor between, inter alia, January 10, 2011 and August 5, 2011, inclusive. The discharge, release and injunction provisions contained in the Plan and this Order are not intended, and shall not be construed, to (i) bar the Putative Class from prosecuting claims against the Individual Defendants in the Securities Litigation, including current and/or former individual officers, directors, agents and employees of the Debtor who may be added as Individual Defendants at a later date during the course of proceedings in the Securities Litigation, (ii) release, impair or otherwise preclude the assertion of any claims against the Individual Defendants, including current and/or former individual officers, directors, agents and employees of the Debtor who may be added as Individual Defendants at a later date during the course of proceedings in the Securities Litigation, (iii) impair, limit, impact or effect in any way the rights of the Individual Defendants, any other Insured Person (as defined below), or any other persons, including but not limited to the Putative Class, who have asserted or may later assert any claim that may be covered under any liability policies owned, purchased or maintained by the Debtor for the benefit of current or former directors, officers, agents or employees of the Debtor (the “Insured Persons”), or (iv) impair, limit, or affect in any way the indemnification rights of the Individual Defendants or any Insured Person in connection with any third party claims asserted by any person, including the Putative Class.

45.   References to Plan Provisions. The failure to include or specifically reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety.

46.   Exhibits. Each reference to a document, agreement or summary description that is in the form attached as an exhibit to the Plan in this Confirmation Order, in the Findings of Fact and Conclusions of Law, or in the Plan shall be deemed to be a reference to such document, agreement or summary description in substantially the form of the latest version of such document, agreement or summary description filed with the Court (whether filed as an attachment to the Plan or filed separately).

47.   Confirmation Order Supersedes. It is hereby ordered that this Confirmation Order shall supersede any orders of this Court issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order.

48.   Conflicts between Confirmation Order and Plan. The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence.

49.   Retention of Jurisdiction. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, this Court, except as otherwise provided in the Plan or herein, shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, but not limited to, the matters set forth in Article 13 of the Plan.

50.   Final Order. This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

51.   Immediate Effectiveness. Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, 8001, 8002 or otherwise, immediately upon the entry of this Confirmation Order, the terms of the Plan, the Plan Supplement, and this Confirmation Order shall be, and hereby are, immediately effective and enforceable and deemed binding upon the Debtor, the Reorganized Debtor, any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are Impaired under the Plan or whether the holders of such Claims or Interests accepted, were deemed to have accepted, rejected or were deemed to have rejected the Plan), any trustees or examiners appointed in the Chapter 11 Case, all persons and entities that are party to or subject to the settlements, compromises, releases, discharges, injunctions, stays and exculpations described in the Plan or herein, each person or entity acquiring property under the Plan, and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtor and the respective heirs, executors, administrators, successors or assigns, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, or guardians, if any, of any of the foregoing.

52.   Deleted Sections. Sections 14.4 and 14.19 are hereby deleted from the Plan as confirmed by this Order.

Dated:	February 28, 2012 New York, New York.

/s/Martin Glenn
MARTIN GLENN United States Bankruptcy Judge

Exhibit A

Debtor’s Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code

[See Exhibit A of Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on January 26, 2012]

Exhibit B

[Incorporate by reference to Exhibit 10.1 hereto]